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                            PATRUSKY, MINTZ & SEMEL

                          CERTIFIED PUBLIC ACCOUNTANTS

                              22 CORTLANDT STREET

                              NEW YORK, N.Y. 10007



                                 (212) 732-2600

                                 TELEX 6971510

                             TELEFAX (212) 374-1967












                       CONSENT OF INDEPENDENT ACCOUNTANTS




     We hereby consent to the incorporation by reference in the Schedule 13E-3 Transaction Statement of Uniflex, Inc., of our report dated March 5, 1999.







/s/ Patrusky, Mintz & Semel
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Patrusky, Mintz & Semel
May 13, 1999